SUBSCRIPTION AGREEMENT

Independent Film Development Corporation

Regulation E Offering

Independent Film Development Corporation

190 N. Canon Drive, Suite 420

Beverly Hills, CA  90210

Gentlemen:

The undersigned acknowledges that he has received and reviewed the private placement memorandum dated July 21, 2008, requested regarding INDEPENDENT FILM DEVELOPMENT CORPORATION, a Nevada corporation (“IFDC” and/or “the Company”), and desires to subscribe for Units, consisting of one share of common stock and one warrant to purchase one share of common stock within 120 days, pursuant to Regulation E.  This subscription is subject upon the company’s acceptance of the subscription and the representations made in the accompanying investor questionnaire.

Each Unit consists of one share of company common stock and one warrant which entitles the bearer to purchase one share of company common stock for an exercise price of $4.00 over an approximate 120 day period, commencing July 31, 2008 and ending November 21, 2008.

An accepted copy of this Agreement will be returned to the Investor as a receipt.  The units being offered hereby are offered in reliance upon an exemption from registration with the Securities & Exchange Commission, (“SEC”). Accordingly, neither the SEC nor any State securities boards have made any finding or determination as to the applicability of the exemption or the fairness of investment in the Units.

Subscription - In connection with this subscription the undersigned hereby requests to purchase ____ Units, at the price of $4.00 per Unit, for a total of $_________________.

1. Representations and Warranties.

  In connection with this investment in the Company, I represent and warrant as follows:

a) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser, and Investor indemnifies and agrees to hold harmless the Issuer and each other purchaser from and against all damages, claims, expenses, losses or actions resulting from the untruth of any of the warranties and representations contained in this Subscription Agreement.

b) The Investor represents, warrants and covenants that he or she is acquiring the Units and the Warrants and shares comprising the Units for his or her own account, for investment only, and not with a view toward the resale, transfer or further distribution thereof.

   c) Prior to tendering payment for the Units, I received a copy of the Company’s offering circular.

Please register the interests that I am purchasing as follows:

Name: ___________________________________

Date:  _________________________

As (check one)

[  ]

Individual

[  ] Tenants in Common                              [  ] Existing Partnership

[  ] Joint Tenants

[  ] Corporation                                           [  ] Trust

   [  ] Minor with adult custodian under the Uniform Gift to Minors Act

For the person(s) who will be registered investor(s):

_______________________________________                                  ___________________________________________

Signature of Subscriber                                                                       Residence Address

_______________________________________                                  ___________________________________________

Name of Subscriber (Printed)                                                              City or Town

_______________________________________                                   ___________________________________________

Signature of Co-Subscriber                                                                  State                                                     Zip Code

_______________________________________                                   ___________________________________________

Name of Co-Subscriber (Printed)                                                        Telephone

_______________________________________                                   ___________________________________________

Subscriber Tax I.D. or                                                                          Co-Subscriber Tax I.D. or

Social Security Number                                                                        Social Security Number

_______________________________________E-mail Address, if available

#